Exhibit 99.1
Darden Restaurants Reports Fiscal 2023 Fourth Quarter and Full Year Results;
Increases Quarterly Dividend;
And Provides Fiscal 2024 Outlook

ORLANDO, Fla., June 22, 2023 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 28, 2023.

Fourth Quarter 2023 Financial Highlights
•Total sales increased 6.4% to $2.8 billion driven by a blended same-restaurant sales increase of 4.0% and sales from 47 net new restaurants
•Same-restaurant sales:

Consolidated Darden	4.0%
Olive Garden	4.4%
LongHorn Steakhouse	7.1%
Fine Dining	(1.9)%
Other Business	2.2%
•Reported diluted net earnings per share increased 15.2% to $2.58 as compared to last year's reported diluted net earnings per share of $2.24
•The Company repurchased $35.2 million of its outstanding common stock

Fiscal 2023 Financial Highlights
•Total sales increased 8.9% to $10.5 billion driven by a blended same-restaurant sales increase of 6.8% and sales from 47 net new restaurants
•Same-restaurant sales:

Consolidated Darden	6.8%
Olive Garden	6.7%
LongHorn Steakhouse	7.4%
Fine Dining	5.7%
Other Business	7.0%
•Reported diluted net earnings per share increased 8.1% to $8.00, as compared to last year's reported diluted net earnings per share of $7.40.

"We had a solid quarter to conclude a strong year in which we met or exceeded our financial outlook, despite a tough operating environment,” said Darden President & CEO Rick Cardenas. “Throughout fiscal 2023, our strategy continued to serve us well. In addition to our Back-to-Basics Operating Philosophy driving strong execution in our restaurants, Darden’s Four Competitive Advantages of Significant Scale, Extensive Data & Insights, Rigorous Strategic Planning and our Results-Oriented Culture continued to enable our brands to compete more effectively and provide even greater value to their guests.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q4 Sales		Q4 Segment Profit
($ in millions)	2023	2022	2023	2022
Consolidated Darden	$2,769.0	$2,602.9
Olive Garden	$1,269.2	$1,193.7	$297.8	$265.3
LongHorn Steakhouse	$711.7	$647.3	$132.1	$115.8
Fine Dining	$209.8	$210.5	$38.3	$44.0
Other Business	$578.3	$551.4	$91.5	$85.9

	Annual Sales		Annual Segment Profit
($ in millions)	2023	2022	2023	2022
Consolidated Darden	$10,487.8	$9,630.0
Olive Garden	$4,877.8	$4,503.9	$1,025.8	$993.7
LongHorn Steakhouse	$2,612.3	$2,374.3	$430.9	$418.4
Fine Dining	$830.8	$776.2	$158.5	$165.0
Other Business	$2,166.9	$1,975.6	$300.6	$300.2

	Q4 Average Weekly Sales[1]		Annual Average Weekly Sales[1]
	2023	Pre-COVID[2]	2023	Pre-COVID[3]
Consolidated Darden	$111,673	$96,542	$106,674	$94,148
Olive Garden	$108,587	$99,105	$105,159	$97,759
LongHorn Steakhouse	$98,240	$73,088	$91,142	$70,929
Fine Dining	$178,181	$152,848	$177,530	$152,687
Other Business	$123,579	$113,838	$116,798	$107,285
______________
1 Represents average weekly sales by location, excluding permanently closed restaurants.
2 Pre-COVID comparison refers to fiscal 2019 Q4 due to impact of pandemic on fiscal 2020 Q4, fiscal 2021 and fiscal 2022.
3 Pre-COVID comparison refers to the 12-month period ending February 2020 due to impact of pandemic on fiscal 2020 Q4, fiscal 2021 and fiscal 2022.

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.31 per share, an 8% increase from third quarter fiscal 2023, on the Company's outstanding common stock. The dividend is payable on August 1, 2023 to shareholders of record at the close of business on July 10, 2023.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.2 million shares of its common stock for a total of approximately $35.2 million. As of the end of the fiscal fourth quarter, the Company had approximately $652 million remaining under the current $1 billion repurchase authorization.

"Our strong business model generated significant cash flows in fiscal 2023, despite the difficult inflationary environment," said CFO Raj Vennam. "This year, we continued to invest in our businesses and returned more than $1 billion to shareholders in the form of dividends and share repurchases."

Fiscal 2024 Financial Outlook
Below is the full year financial outlook for fiscal 2024 which includes Ruth's Chris operating results, but excludes approximately $55 million, pre-tax, of expected transaction and integration related costs associated with the acquisition. We will provide additional details during our investor conference call scheduled for this morning at 8:30 am ET.
•Total sales of $11.5 to $11.6 billion
•Same-restaurant sales growth of 2.5% to 3.5%
•New restaurant openings of approximately 50
•Total capital spending of $550 to $600 million
•Total inflation of 3% to 4%
•An effective tax rate of approximately 12% to 12.5%
•Adjusted diluted net earnings per share from continuing operations of $8.55 to $8.85, excluding approximately $0.34, after-tax, of Ruth's Chris integration related expenses*
•Approximately 121.5 million weighted average diluted shares outstanding

* See the "Non-GAAP Information" below for more details

Annual Meeting of Shareholders
Darden will hold its Annual Meeting of Shareholders on September 20, 2023. The meeting will be held in a virtual format only. The record date for shareholders to vote in the Annual Meeting is July 26, 2023.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, June 22, 2023 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://event.choruscall.com/mediaframe/webcast.html?webcastid=8dvkXMe6 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-877-407-9219. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar's Scratch Kitchen, The Capital Grille, Seasons 52, Eddie V’s and Bahama Breeze. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: the ability to successfully integrate Ruth’s Chris Steak House operations into our business, the impacts of the novel coronavirus (COVID-19) pandemic on our business and the global economy, a failure to address cost pressures and a failure to effectively deliver cost management activities, economic factors and their impacts on the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing and guest relationship tactics, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Reconciliation of Fiscal 2024 Reported to Adjusted Earnings Outlook
	2024
Reported diluted net earnings per share from continuing operations	$8.21	to	$8.51
Ruth's Chris transaction and integration related expenses	0.45		0.45
Income tax expense	(0.11)		(0.11)
Adjusted diluted net earnings per share from continuing operations	$8.55	to	$8.85

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/28/23	5/29/22
Olive Garden	905	884
LongHorn Steakhouse	562	546
Cheddar's Scratch Kitchen	180	172
Yard House	86	85
The Capital Grille	62	62
Seasons 52	44	45
Bahama Breeze	42	42
Eddie V's	29	28
The Capital Burger	4	3
Darden Continuing Operations	1,914	1,867

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/28/2023	5/29/2022	5/28/2023	5/29/2022
Sales	$2,769.0	$2,602.9	$10,487.8	$9,630.0
Costs and expenses:
Food and beverage	855.3	811.4	3,355.9	2,943.6
Restaurant labor	869.8	829.3	3,346.3	3,108.8
Restaurant expenses	441.4	423.8	1,702.2	1,582.6
Marketing expenses	28.7	20.2	118.3	93.2
General and administrative expenses	100.4	83.5	386.1	373.2
Depreciation and amortization	97.1	93.0	387.8	368.4
Impairments and disposal of assets, net	1.8	3.5	(10.6)	(2.0)
Total operating costs and expenses	$2,394.5	$2,264.7	$9,286.0	$8,467.8
Operating income	374.5	338.2	1,201.8	1,162.2
Interest, net	22.1	18.9	81.3	68.7
Earnings before income taxes	352.4	319.3	1,120.5	1,093.5
Income tax expense	36.8	37.6	137.0	138.8
Earnings from continuing operations	$315.6	$281.7	$983.5	$954.7
Losses from discontinued operations, net of tax expense (benefit) of $(0.3), $0.3, $(0.8) and $(0.2), respectively	(0.5)	—	(1.6)	(1.9)
Net earnings	$315.1	$281.7	$981.9	$952.8
Basic net earnings per share:
Earnings from continuing operations	$2.61	$2.26	$8.07	$7.47
Losses from discontinued operations	—	—	(0.01)	(0.01)
Net earnings	$2.61	$2.26	$8.06	$7.46
Diluted net earnings per share:
Earnings from continuing operations	$2.58	$2.24	$8.00	$7.40
Losses from discontinued operations	—	—	(0.01)	(0.01)
Net earnings	$2.58	$2.24	$7.99	$7.39
Average number of common shares outstanding:
Basic	121.0	124.4	121.9	127.8
Diluted	122.1	125.5	122.9	129.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/28/2023	5/29/2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$367.8	$420.6
Receivables, net	80.2	72.0
Inventories	287.9	270.6
Prepaid income taxes	107.3	274.8
Prepaid expenses and other current assets	154.5	141.4
Total current assets	$997.7	$1,179.4
Land, buildings and equipment, net	3,725.1	3,356.0
Operating lease right-of-use assets	3,373.9	3,465.1
Goodwill	1,037.4	1,037.4
Trademarks	806.3	806.3
Other assets	301.1	291.6
Total assets	$10,241.5	$10,135.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$426.2	$366.9
Accrued payroll	173.0	181.5
Accrued income taxes	7.8	32.1
Other accrued taxes	65.9	64.5
Unearned revenues	512.0	498.0
Other current liabilities	752.5	704.5
Total current liabilities	$1,937.4	$1,847.5
Long-term debt	884.9	901.0
Deferred income taxes	142.2	201.1
Operating lease liabilities - non-current	3,667.6	3,755.8
Other liabilities	1,407.9	1,232.2
Total liabilities	$8,040.0	$7,937.6
Stockholders’ equity:
Common stock and surplus	$2,230.8	$2,226.0
Retained earnings (deficit)	(32.5)	(25.9)
Accumulated other comprehensive income (loss)	3.2	(1.9)
Total stockholders’ equity	$2,201.5	$2,198.2
Total liabilities and stockholders’ equity	$10,241.5	$10,135.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/28/2023	5/29/2022
Cash flows—operating activities
Net earnings	$981.9	$952.8
Losses from discontinued operations, net of tax	1.6	1.9
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	387.8	368.4
Impairments and disposal of assets, net	(10.6)	(2.0)
Stock-based compensation expense	67.5	60.5
Change in current assets and liabilities and other, net	124.6	(117.0)
Net cash provided by operating activities of continuing operations	$1,552.8	$1,264.6
Cash flows—investing activities
Purchases of land, buildings and equipment	(564.9)	(376.9)
Proceeds from disposal of land, buildings and equipment	25.4	10.1
Purchases of capitalized software and changes in other assets, net	(28.9)	(22.2)
Net cash used in investing activities of continuing operations	$(568.4)	$(389.0)
Cash flows—financing activities
Net proceeds from issuance of common stock	35.4	40.2
Dividends paid	(589.8)	(563.0)
Repurchases of common stock	(458.7)	(1,071.3)
Other, net	(20.0)	(15.6)
Net cash used in financing activities of continuing operations	$(1,033.1)	$(1,609.7)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(7.2)	(8.5)
Net cash used in discontinued operations	$(7.2)	$(8.5)

Decrease in cash, cash equivalents, and restricted cash	(55.9)	(742.6)
Cash, cash equivalents, and restricted cash - beginning of period	472.1	1,214.7
Cash, cash equivalents, and restricted cash - end of period	$416.2	$472.1

Reconciliation of cash, cash equivalents, and restricted cash:	5/28/2023	5/29/2022
Cash and cash equivalents	$367.8	$420.6
Restricted cash included in prepaid expenses and other current assets	48.4	51.5
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$416.2	$472.1